United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: February 22, 2024

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
6.000% Series A Cumulative Redeemable Preferred Stock, $0.01 Par Value	O PR	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
4.875% Notes due 2030	O30A	New York Stock Exchange
5.750% Notes due 2031	O31A	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
5.125% Notes due 2034	O34	New York Stock Exchange
6.000% Notes due 2039	O39	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 22, 2024, Realty Income Corporation (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, Truist Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each, an “Agent” and together, the ‘‘Agents’’), the Forward Sellers (as defined below) and the Forward Purchasers (as defined below) providing for the offer and sale of up to 120,000,000 shares of the Company’s common stock, par value $0.01 per share, from time to time (a) by the Company through the Agents, acting as the Company’s sales agents, or directly to one or more of the Agents, acting as principal, and (b) by the Forward Sellers, acting as sales agents for the relevant Forward Purchasers.

Sales of shares of the Company’s common stock, if any, as contemplated by the Sales Agreement made through the Agents, as the Company’s sales agents, or the Forward Sellers on behalf of the Forward Purchasers will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.

The Sales Agreement contemplates that, in addition to the issuance and sale by the Company of shares of the Company’s common stock to or through the Agents, the Company may enter into separate forward sale agreements (each, a “Forward Sale Agreement” and, collectively, the “Forward Sale Agreements”), each with Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, Truist Securities, Inc., UBS Securities LLC or Wells Fargo Securities, LLC or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If the Company enters into a Forward Sale Agreement with any Forward Purchaser, the Company expects that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Forward Seller, acting as sales agent for such Forward Purchaser, shares of the Company’s common stock to hedge such Forward Purchaser’s exposure under such Forward Sale Agreement. We refer to an Agent or to Nomura Securities International, Inc. (acting through BTIG, LLC as agent), when acting as sales agent for the relevant Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” The Company will not receive any proceeds from any sale of shares of common stock borrowed by a Forward Purchaser or its affiliate and sold through the relevant Forward Seller.

The Company currently expects to fully physically settle each Forward Sale Agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company would expect to receive aggregate net proceeds at settlement equal to the number of shares of the Company’s common stock specified in such Forward Sale Agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any Forward Sale Agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of the Company’s common stock (in the case of net share settlement) to the relevant Forward Purchaser.

Neither an Agent, as sales agent for the Company, nor a Forward Seller is required to sell any specific number or dollar amount of shares of the Company’s common stock, but each has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell shares of the Company’s common stock on the terms agreed upon by such Agent or such Forward Seller, the Company and, in the case of shares offered through a Forward Seller, the relevant Forward Purchaser from time to time.

The Company will pay the applicable Agent a commission at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price of the shares of the Company’s common stock sold through such Agent, as the Company’s sales agent. In connection with each Forward Sale Agreement, the Company will pay a commission, through a reduction to the initial forward price under the related Forward Sale Agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares of the Company’s common stock sold through the applicable Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any monthly dividends having an “ex dividend” date during such forward selling period). The Company may also agree with any Agent, acting as the Company’s sales agent, or any Forward Seller to sell shares of the Company’s common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended, and for which the Company may agree to pay such Agent or such Forward Seller a commission that may exceed 2.0% of the gross sales price of the Company’s common stock sold through such Agent or such Forward Seller.

Under the terms of the Sales Agreement, the Company may also sell shares of its common stock to one or more of the Agents, as principal, at a price to be agreed upon at the time of sale. If the Company sells shares of its common stock to one or more of the Agents, as principal, the Company will enter into a separate terms agreement (a “Terms Agreement”) with such Agent or Agents, as the case may be, and the Company will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to an Agent or Agents as principal, the Company may agree to pay the applicable Agent or Agents a commission or underwriting discount that may exceed 2.0% of the gross sales price of the Company’s common stock sold to such Agent or Agents, as principal.

Concurrently with the execution of the Sales Agreement, the existing sales agreement, dated August 4, 2023, by and among the Company and certain of the Agents and the Forward Purchasers, relating to the Company’s previous “at-the market” program (the “Prior ATM Program”), was terminated. Of the 120,000,000 shares of the Company’s common stock available for sale under the Prior ATM Program at its inception, a total of 43,329,770 of those shares were sold.

The Company intends to use the net proceeds it receives from the issuance and sale by it of any shares of its common stock to or through the Agents and any net proceeds it receives upon settlement of any Forward Sale Agreements with the relevant Forward Purchasers for general corporate purposes, which may include, among other things, the repayment or repurchase of the Company’s indebtedness (including borrowings under the Company’s revolving credit facility, term loan facilities or commercial paper programs), foreign currency swaps or other hedging instruments, the development and acquisition of additional properties and other acquisition or business combination transactions, and the expansion and improvement of certain properties in the Company’s portfolio.

The Sales Agreement (which includes, as exhibits thereto, the forms of Terms Agreement and Forward Sale Agreement) is filed herewith as Exhibit 1.1. The description of the Sales Agreement and any Terms Agreement and Forward Sale Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement (including such forms of Terms Agreement and Forward Sale Agreement included therein) filed herewith as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Sales Agreement, dated February 22, 2024, by and among the Company, the Agents, the Forward Sellers and the Forward Purchasers (including the forms of Terms Agreement and Forward Sale Agreement)
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)
104	The Form 8-K cover page, formatted in Inline Extensible Business Reporting Language and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2024	REALTY INCOME CORPORATION

	By:	/s/ BIANCA MARTINEZ
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary